EXHIBIT 10.14
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CLINICAL SUPPLY AGREEMENT
between
LAWRENCE LABORATORIES
and
CADENCE PHARMACEUTICALS, INC.
dated as of February 21, 2006

TABLE OF CONTENTS

		Page

ARTICLE 1

DEFINITIONS

1.1	Defined Terms	2

ARTICLE 2

SUPPLY OF CLINICAL TESTING PRODUCTS

2.1	Supply and Purchase	5
2.2	Purchase Price of Clinical Testing Products	6
2.3	Limitation to Clinical Use	6

ARTICLE 3

TERMS AND CONDITIONS OF PURCHASE AND SALE

3.1	Forecasts	6
3.2	Ordering	7
3.3	Shipping Document	7
3.4	Delivery, Title, and Shipping	7
3.5	Invoicing and Payment	9
3.6	Inspection; Non-Conforming Product	9
3.7	Obsolescence Charge	10
3.8	Quality Control	11
3.9	Change of Supplier or Facility	11
3.10	Recalls	11
3.11	Representations, Warranties and Covenants	12
3.12	Force Majeure	13

ARTICLE 4

REGULATORY MATTERS

4.1	Record Retention	13
5.2	Regulatory Matters	13

ARTICLE 5

CONFIDENTIALITY

5.1	Confidentiality	14

-i-

-ii-

EXHIBITS

Exhibit A:	Specifications
Exhibit B:	Initial Forecast
Exhibit C:	Quality Agreement

-iii-

INDEX OF DEFINED TERMS

Term	Section Where Defined

$1.1
Affiliate	1.1
Agreement	Introductory Paragraph
Applicable Law	1.1
BMS	Introductory Paragraph
BMS Party	6.2
Business Day	1.1
Cadence	Introductory Paragraph
Cadence Party	6.1
cGMP	1.1
Claim	1.1
Clinical Testing Product	1.1
Clinical Use	1.1
Confidential Information	1.1
Control	1.1
Controlled	1.1
Controlling	1.1
Demand	7.1
Dispute	7.1
Dollar	1.1
Drug Regulatory Authority	1.1
Effective Date	Introductory Paragraph
EMEA	1.1
Execution Date	Introductory Paragraph
Facility	3.9
FDA	1.1
FDCA	1.1
Firm Order	3.2(a)
Force Majeure	1.1
Forecast	3.1
Indemnified Party	6.3
Indemnifying Party	6.3
IV APAP Agreement	Recitals
NDA	1.1
Parent	Introductory Paragraph
Parenteral Acetaminophen Product	1.1
Parties	Introductory Paragraph
Party	Introductory Paragraph
Person	1.1
Pharmatop License Agreement	Recitals
Placebo	1.1
Quality Agreement	3.8
Regulatory Approval	1.1
Specifications	1.1
Supply Price	2.2
Supply Term	1.1
Technology	1.1
Territory	1.1
Third Party	1.1

-iv-

CLINICAL SUPPLY AGREEMENT
          This Clinical Supply Agreement (the “Agreement”) is entered into as of February 21, 2006 (the “Execution Date”) by and among Lawrence Laboratories, an indirect wholly-owned subsidiary of Parent (as defined below) and a corporation organized under the laws of Ireland with its registered office at Unit 12, Distribution Centre, Shannon Industrial Estate, Shannon, County Clare, Ireland (“BMS” ), Cadence Pharmaceuticals, Inc., a Delaware corporation having an address at 12730 High Bluff Drive, San Diego, California 92130 (“Cadence” ), and, solely for the purposes of Section 9.15 hereof, Bristol-Myers Squibb Company, a Delaware corporation having an address at 345 Park Avenue, New York, New York 10154 (“Parent”) and is effective as of March 29, 2006 (the “Effective Date” ). BMS and Cadence are sometimes collectively referred to herein collectively as the “Parties” and each individually as a “Party.”
RECITALS
          WHEREAS, Cadence holds certain license rights in intellectual property relating to Parenteral Acetaminophen Products (as defined below) in the United States and Canada pursuant to that certain IV APAP Agreement dated February 21, 2006, between Parent and Cadence (the “IV APAP Agreement”), which sublicenses to Cadence certain intellectual property rights with respect to the United States and Canada under that certain License Agreement dated December 23, 2002 between SCR Pharmatop, a civil law partnership organized under the laws of France, having its head office’s address at 10, Square St. Florentin, 78150 Le Chesnay, France, recorded with the Register of Commerce and Companies of Versailles under No. 407552702, and Parent (the “Pharmatop License Agreement” ) and licenses to Cadence certain rights to use patents and know-how of Parent in the same jurisdictions;
          WHEREAS, BMS has arrangements for one of its Affiliates located in Italy to manufacture Clinical Testing Products (as defined below) for supply to Cadence pursuant to this Agreement;
          WHEREAS, BMS or its Affiliate holds certain license rights in intellectual property relating to Parenteral Acetaminophen Products (as defined below) in Italy entitling BMS or its Affiliate to use such intellectual property to manufacture Parenteral Acetaminophen Products in Italy for supply to Cadence pursuant to this Agreement;
          WHEREAS, BMS or its Affiliates have expertise in manufacturing Parenteral Acetaminophen Products for use in clinical trials and related Placebos (as defined below); and
          WHEREAS, Cadence desires to purchase, and BMS desires to supply from its Affiliate’s facility in Italy (or such other facility as BMS may determine in accordance with this Agreement), Cadence’s requirements for the Clinical Testing Products for use in clinical trials in support of applications for Regulatory Approvals (as defined below) for Parenteral Acetaminophen Products in the Territory.

AGREEMENT
          THEREFORE, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
          “Affiliate” of a Party means any corporation, firm, partnership or other entity that directly or indirectly Controls, is Controlled by or is under common Control with such Party.
          “Agreement” has the meaning set forth in the Introductory Paragraph.
          “Applicable Law” means any applicable federal, state, local or foreign statute, law, ordinance, rule or regulation, judicial order or industry standard imposed by regulation or law, including without limitation the laws of, and regulations promulgated under, the FDCA or the Canadian equivalent of the FDCA.
          “BMS” has the meaning set forth in the Introductory Paragraph.
          “BMS Party” has the meaning set forth in Section 6.2.
          “Business Day” means any day other than a Saturday, a Sunday or a United States Federal, EU, Irish or Italian holiday.
          “Cadence” has the meaning set forth in the Introductory Paragraph.
          “Cadence Party” has the meaning set forth in Section 6.1.
          “cGMP” means all current good manufacturing practices under 21 C.F.R. 210, as amended from time to time or any successor regulation.
          “Claim” means any claim (including without limitation, product liability claims, strict liability or tort claims and intellectual property infringement claims), action, suit, governmental investigation or other proceedings made or brought by or on behalf of a Third Party against any Cadence Party or any BMS Party, as the case may be, including without limitation enforcement actions by the FDA or other applicable Drug Regulatory Authorities and claims for infringement of intellectual property and for bodily injury, death or property damage.

          “Clinical Testing Product” means any Parenteral Acetaminophen Products and any related Placebo used in clinical trials to support Regulatory Approval in the Territory of any such Parenteral Acetaminophen Product.
          “Clinical Use” means the non-commercial use of any Clinical Testing Product in clinical trials or otherwise, in each case solely to support Regulatory Approval of any Parenteral Acetaminophen Product in the Territory.
          “Confidential Information” has the meaning set forth in the IV APAP Agreement.
          “Control” means (a) with respect to Technology or technical information, the possession by a Party of the ability to grant a license or sublicense of such Technology or technical information as provided herein without violating the terms of, or requiring a consent under, any agreement or arrangement between such Party and any Third Party and (b) when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. “Controlled” and “Controlling” shall have correlative meanings.
          “Demand” has the meaning set forth in Section 7.1.
          “Dispute” has the meaning set forth in Section 7.1.
          “Dollar” or “$” means United States dollars, the lawful currency of the United States.
          “Drug Regulatory Authority” means any governmental authority or instrumentality with responsibility for granting any licenses, approvals, authorizations (e.g., NDAs) or granting pricing and/or reimbursement approvals necessary for the marketing and sale of pharmaceutical products in any regulatory jurisdiction.
          “Effective Date” has the meaning set forth in the Introductory Paragraph.
          “EMEA” means the European Agency for the Evaluation of Medicinal Products, or any successor agency.
          “Execution Date” has the meaning set forth in the Introductory Paragraph.
          “Facility” has the meaning set forth in Section 3.9.
          “FDA” means the United States Food and Drug Administration or any successor agency.
          “FDCA” means the Federal Food, Drug & Cosmetics Act, 21 U.S.C. 321 et seq., any amendments or supplements thereto, or any regulations promulgated or adopted thereunder.

          “Firm Order” has the meaning set forth in Section 3.2(a).
          “Force Majeure” means any circumstances that are not within the reasonable control of the Person affected thereby, including without limitation an act of God, terrorist attack, war, insurrection, riot, strike or labor dispute, shortage of materials, fire, explosion, flood, government requisition or allocation, breakdown of or damage to plant, equipment or facilities (to the extent that, in the event of a breakdown only, such plant, equipment or facilities were reasonably maintained), interruption or delay in transportation, fuel supplies or electrical power, embargo, boycott, order or act of civil or military authority.
          “Forecast” has the meaning set forth in Section 3.1.
          “Indemnified Party” has the meaning set forth in Section 6.3.
          “Indemnifying Party” has the meaning set forth in Section 6.3.
          “IV APAP Agreement” has the meaning set forth in the Recitals.
          “NDA” means a new drug application or an abbreviated new drug application, including any amendments or supplements thereto, filed with the FDA pursuant to the FDCA or any comparable filing with any Drug Regulatory Authority in Canada and includes any Common Technical Document for the Registration of Pharmaceuticals for Human Use filed with the FDA or any other Drug Regulatory Authority in the Territory.
          “Parent” has the meaning set forth in the Introductory Paragraph.
          “Parenteral Acetaminophen Product” means the currently validated parenterally administered dosage form of paracetamol: APAP for injection [***] as more particularly set forth in the Specifications.
          “Parties” has the meaning set forth in the Introductory Paragraph.
          “Party” has the meaning set forth in the Introductory Paragraph.
          “Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity.
          “Pharmatop License Agreement” has the meaning set forth in the Recitals.
          “Placebo” means the currently validated placebo to be used for clinical trials of Parenteral Acetaminophen Products: Placebo APAP for injection [***] as more particularly set forth in the Specifications.
          “Quality Agreement” has the meaning set forth in Section 3.8.

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          “Regulatory Approval” means with respect to any Parenteral Acetaminophen Products in any regulatory jurisdiction in the Territory, approval from the applicable Drug Regulatory Authority sufficient to market and sell such Parenteral Acetaminophen Products in such jurisdiction.
          “Specifications” means with respect to Parenteral Acetaminophen Products and Placebo the specifications set forth on Exhibit A.
          “Supply Price” has the meaning set forth in Section 2.2.
          “Supply Term” means the period beginning on the Effective Date and terminating on the earlier of (i) the date Cadence receives Regulatory Approval from any Drug Regulatory Authority in any jurisdiction in the Territory; or (ii) the close of business on December 31, 2008.
          “Technology” means and includes all inventions, discoveries, improvements, trade secrets, know-how, processes, procedures, research records, records of inventions, test information, formulae, drawings, specifications, instructions, techniques, data, market surveys and other similar proprietary methods, materials or property, whether or not patentable, relating to Parenteral Acetaminophen Products and/or the Placebo, including but not limited to (a) samples of, methods of production or use of, and structural and functional information pertaining to, chemical compounds, proteins or other biological substances, (b) data, formulations, techniques and know-how, and (c) rights under patents, patent applications, and copyrights.
          “Territory” means the United States (including Puerto Rico and all U.S. possessions and territories) and Canada.
          “Third Party” means a Person who or which is neither a Party nor an Affiliate of a Party.
ARTICLE 2
SUPPLY OF CLINICAL TESTING PRODUCTS
     2.1 Supply and Purchase. (a) During the Supply Term and upon the terms and conditions set forth in this Agreement, BMS shall, or shall cause its Affiliates to, manufacture, or cause the manufacture of, and supply to Cadence Clinical Testing Products for Clinical Use, ordered pursuant to Firm Orders hereunder, subject to variations permitted by Section 3.2. Cadence shall purchase from BMS and its Affiliates all of the Clinical Testing Products ordered by Cadence pursuant to Firm Orders hereunder. BMS and its Affiliates shall not have any obligation to supply Clinical Testing Products for commercial sale, and following the expiration of the Supply Term, BMS and its Affiliates shall not have any obligation to supply Clinical Testing Products hereunder, except that if BMS does not timely deliver at the designated port of departure in accordance with Section 3.4 any Clinical Testing Products it is obligated to supply hereunder or if any portion of such Clinical Testing Products is properly rejected in accordance with Section 3.6, BMS’s obligation to supply such quantity of Clinical Testing Products shall remain in effect until conforming Clinical Testing Products are placed at the disposal of Cadence’s carrier at the designated port of departure in accordance with this Agreement. BMS’s obligation to manufacture, supply and deliver the Clinical Testing Products is conditioned on the execution and delivery of the Quality Agreement contemplated by Section 3.8 not less than four (4) months prior to the scheduled date for placement of the Clinical Testing Products at the disposal of Cadence’s carrier, and BMS shall have no obligation to accept any Firm Order that calls for the delivery of any Clinical Testing Product following the end of the Supply Term. BMS shall not be obligated to supply more than [***] each of Parenteral Acetaminophen Products or Placebo over the term of this Agreement.
     (b) The Clinical Testing Products shall be in finished dosage forms (in vials in bulk without commercial or clinical labeling) as specified in the Specifications. Cadence shall be responsible for labeling the Clinical Testing Products for Clinical Use.
     (c) So that BMS shall be aware of the date of the expiration of the Supply Term, Cadence shall (i) keep BMS informed as to the expected date of any Regulatory Approval with respect to Parenteral Acetaminophen Products in the Territory, (ii) notify BMS within three (3) Business Days after Cadence receives written notice of any such Regulatory Approval and (iii) promptly notify BMS of any determination by Cadence to permanently cease all Clinical Use of the Parenteral Acetaminophen Products in the Territory.
     2.2 Purchase Price of Clinical Testing Products. The purchase price to be paid by Cadence for Clinical Testing Products (the “Supply Price”) shall be $[***] for the Parenteral Acetaminophen Products and $[***] for the Placebo, in each case as such prices are adjusted as provided below. Such purchase prices shall be adjusted (i) as of the first day of each calendar year to reflect any increase during the [***] period ending on November 30 of the preceding calendar year in the [***] as published by Eurostat or any successor agency that assumes responsibility for the preparation and publication of such index and (ii) from time to time to reflect any increase exceeding [***] percent ([***]%) in the aggregate in the cost of raw materials or supplies.
     2.3 Limitation to Clinical Use. Neither Cadence nor any of its Affiliates shall (i) label or relabel (or cause to be labeled or relabeled) any of the Clinical Testing Products for commercial sale or for any use or purpose other than Clinical Use, (ii) sell to any Third Party any Clinical Testing Products supplied hereunder or (iii) use any Clinical Testing Products for any purpose other than Clinical Use.
ARTICLE 3
TERMS AND CONDITIONS OF PURCHASE AND SALE
     3.1 Forecasts. Attached as Exhibit B is Cadence’s initial non-binding forecast of its requirements for each Parenteral Acetaminophen Product and Placebo for Clinical Use that Cadence expects to order for delivery during the [***] ([***]) [***] following the anticipated

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Effective Date. Prior to the first day of each calendar quarter during the Supply Term, Cadence shall deliver to BMS an updated non-binding forecast setting forth its requirements for each Parenteral Acetaminophen Product and Placebo for Clinical Use that Cadence expects to order for delivery during the [***] ([***]) month period beginning on the first day of such calendar quarter. Each such forecast is referred to herein as, a “Forecast”.
     3.2 Ordering. (a) Cadence shall submit to BMS a written irrevocable firm purchase order for all Clinical Testing Products to be purchased by it not later than [***] ([***]) [***] prior to the requested shipping date of such Clinical Testing Products (each, a “Firm Order”). Each such Firm Order shall include the quantity of each Clinical Testing Product and the desired time and manner of shipment and the shipping destination. Any Firm Order for any Clinical Testing Product must be for a quantity equal to the minimum batch size for such Clinical Testing Product as in effect from time to time or an integral multiple thereof. The minimum batch size in effect as of the date of this Agreement is [***] of Parenteral Acetaminophen Product and [***] of Placebo. The Parties agree that the actual number of vials successfully manufactured by BMS for any batch of the Clinical Testing Products may be within a range of plus or minus [***] percent (+/-[***]%) of the minimum batch size or of the actual number of vials ordered by Cadence pursuant to a Firm Order. The number of vials of Clinical Testing Products supplied by BMS pursuant to a Firm Order may vary from the amount actually ordered by Cadence within such limits, and BMS may ship to Cadence, and Cadence shall purchase, such greater or lesser number of vials in full satisfaction of such Firm Order, provided that Cadence shall only be required to purchase such number of vials actually supplied to Cadence. BMS shall provide to Cadence no less than [***] ([***]) [***] prior written notice of any change in the minimum batch size. BMS shall not be obligated to fill more than one order for, or to make more than one delivery of, Placebo. If Cadence has submitted to BMS, and BMS has accepted, a Firm Order prior to the Effective Date, the fulfillment of such Firm Order by BMS shall be subject to the execution of the Quality Agreement, and BMS shall not be obligated to place any Clinical Testing Products at the disposal of Cadence’s carrier prior to the expiration of [***] ([***]) [***] after the execution of the Quality Agreement.
     (b) No terms and conditions contained in any purchase order, acknowledgment, invoice, bill of lading, acceptance or other preprinted form issued by either Party shall be effective to the extent they are inconsistent with or modify the terms and conditions contained herein.
     3.3 Shipping Document. Each shipment of Clinical Testing Products shall include a certificate of analysis and a packing slip that describes the Clinical Testing Products, the date of manufacture, traceable lot or batch number(s), quantities, shipment date and destination and such additional information as the Parties may agree in writing from time to time.
     3.4 Delivery, Title, and Shipping. (a) Delivery of Clinical Testing Products shall be [***] the designated port of departure (Incoterms 2000) in Italy, which port of departure (maritime or air) shall be specified by Cadence. BMS shall arrange for shipping and insurance in the manner customarily arranged for its own products from the point of manufacture to the port of departure and shall arrange for Italian export clearances, but Cadence shall bear the cost of such shipping and insurance, any special packing expenses and export or customs agents, all of

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which shall be included in BMS’s invoice and paid by Cadence in accordance with Section 3.5. Cadence shall arrange for loading, shipment, insurance from the port of departure to the ultimate destination and import customs clearances at the destination country, and Cadence shall be responsible for all loading charges, freight, insurance, import customs clearances and other shipping expenses from such port of departure to the ultimate destination. Title to the Clinical Testing Products and risk of loss, delay or damage in transit for Clinical Testing Products purchased by Cadence shall pass to Cadence when the Clinical Testing Products are placed at the disposal of Cadence’s carrier at the port of departure. Cadence shall cause its carrier to inspect all Clinical Testing Products for physical damage prior to shipment, and Cadence shall promptly notify BMS of any such physical damage. Cadence shall bear the cost of all such pre-shipment inspection. BMS and its Affiliates shall not have any responsibility for any loss or damage to any Clinical Testing Products after BMS or its export or customs agent places the Clinical Testing Products at the disposal of Cadence’s carrier, nor shall any loss or damage to any Clinical Testing Products following such placement at the disposal of Cadence’s carrier obviate Cadence’s obligation to purchase and pay for such Clinical Testing Products. Without limiting BMS’s right to recover the full invoiced amount for the Clinical Testing Products and as partial security therefor, Cadence shall cause each shipment of Clinical Testing Products to be insured for the full invoiced amount of each shipment. Cadence shall provide to BMS proof, satisfactory to BMS, of such insurance.
     The ultimate destination country of each shipment hereunder shall be in the Territory. In the event Cadence desires to use any of the Clinical Testing Products for clinical trials in the Clinical Study Countries (as defined in the IV APAP Agreement) in accordance with Section 3.6 of the IV APAP Agreement, Cadence shall ship such Clinical Testing Products to the Territory and Cadence shall be solely responsible for shipping such Clinical Testing Products for the Territory to an appropriate destination in the applicable Clinical Study Country.
     (b) BMS shall place the Clinical Testing Products at the disposal of Cadence’s carrier at port of departure (maritime or air) for shipment to Cadence or its designee, appropriately labeled with a traceable lot or batch number and packaged for shipping in the standard commercial packaging materials customarily used by BMS not later than the later of (i) [***] ([***]) [***] following the receipt of Cadence’s Firm Order or (ii) the shipping date requested by Cadence in its Firm Order. If Cadence requests a shipping date that is less than [***] ([***]) [***] after the delivery to BMS of the applicable Firm Order, BMS shall use reasonable commercial efforts to meet such earlier delivery date, but BMS shall not be in breach of this Agreement for failing to meet such earlier delivery date. If BMS or its Affiliate is unable to place any shipment at the disposal of Cadence’s carrier by the date described in the first sentence of this paragraph, in addition to any other remedies available to Cadence pursuant to this Agreement, BMS shall provide Cadence with updated delivery information (including estimated delivery date(s)) in writing on a weekly basis until such shipment has been made available to Cadence’s carrier.[***](c) Cadence shall make arrangements with a carrier to pick up each shipment of Clinical Testing Products at the designated port of departure (maritime or air) and to transport such shipment of Clinical Testing Products to Cadence or its designee. Cadence shall notify BMS in advance in writing of the name of the carrier and shall provide such other information as may be necessary for BMS to place the Clinical Testing Products at the disposal of such carrier

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at the port of departure. Cadence shall have sole responsibility for the import of the Clinical Testing Products into the Territory and for obtaining all import and import-related customs permits and clearances.[***](d) In the event of any shortage of supply of Clinical Testing Products due to Force Majeure, BMS shall allocate its available supply of Clinical Testing Products between it and its Affiliates, its and its Affiliates’ other customers and Cadence on a pro rata basis based on the aggregate back orders of Clinical Testing Products, which allocation shall be determined by BMS in good faith.
     3.5 Invoicing and Payment. (a) BMS shall invoice Cadence for the Clinical Testing Products in Dollars at the time of shipment. Each invoice shall include the invoice number, the Firm Order number (if any), unit price and total price of the Clinical Testing Products contained in the shipment.
     (b) Cadence shall pay BMS within [***] ([***]) [***] after the receipt of any invoice. All payments to be made hereunder to BMS shall be made in Dollars by wire transfer of immediately available funds to such bank account as may be designated by BMS in writing from time to time, unless the Parties agree to settle such payments through other means. In the event Cadence disputes any invoice, Cadence shall pay any undisputed amount as and when due hereunder and shall pay the additional amount, if any, owed with respect to such invoice not later than [***] ([***] [***] following the resolution of such dispute, together with interest from the original due date of such invoice at the rate specified in Section 3.5(c).
     (c) Any payment not made as and when due shall bear interest at the rate of [***] percent ([***]%) per annum, compounded daily, from the due date to the date of payment. In addition to but without limiting the preceding sentence, BMS shall have the right to suspend future shipments of Clinical Testing Products to Cadence if BMS does not receive payment within [***] ([***]) [***] after the date of any invoice, other than invoices subject to a bona fide dispute. BMS shall resume shipments of Clinical Testing Products upon receiving such late payment and, if requested by BMS, reasonable assurances as to payment of future invoices.
     3.6 Inspection; Non-Conforming Product. (a) Cadence shall promptly inspect or cause to be inspected all shipments of Clinical Testing Products hereunder and shall test, or cause to be tested, all Clinical Testing Products received by it or its designee within [***] ([***]) [***] after receipt of such shipment at the shipping destination. Within [***] ([***]) [***]s after receipt by Cadence of any shipment of Clinical Testing Products, Cadence may reject any lot or portion thereof that failed to conform to the Specifications or the terms of this Agreement at the time BMS placed the Clinical Testing Products at the disposal of Cadence’s carrier by sending BMS notice of the lot or batch numbers of the rejected Clinical Testing Products, together with an indication of the specific basis for rejection and a sample of the rejected goods. Notwithstanding the foregoing, if the discovery of the non-conformity of any Clinical Testing Product could not reasonably have been discovered until after such [***] ([***]) [***] period, Cadence shall notify BMS of such non-conformity promptly (and in any event not less than [***] ([***]) [***]) following the discovery thereof. Cadence shall not be entitled to reject any shipment or any portion thereof on account of damage incurred following the time that BMS

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placed the Clinical Testing Products at the disposal of Cadence’s carrier, and Cadence’s sole remedy shall be against the carrier or under any applicable insurance. BMS shall have the right to examine and test any Clinical Testing Product that Cadence claims to be non-conforming. If it is determined that there is any such failure to conform to Specifications at the time that BMS placed the Clinical Testing Products at the disposal of Cadence’s carrier, BMS and Cadence shall cooperate to determine the cause of the non-conformity.
     (b) In the event that BMS and Cadence do not resolve such issue within [***] ([***]) Business Days after BMS notifies Cadence that BMS disagrees with Cadence’s belief as to the non-conformity of any Clinical Testing Product at the time that BMS places the Clinical Testing Products at the disposal of Cadence’s carrier, such Parties shall submit a sample of the disputed Clinical Testing Product to an independent laboratory, mutually selected by the Parties, for testing, and the results of such testing shall be binding upon the Parties, absent manifest error. The Party whose assertion as to the conformity or nonconformity of the Clinical Testing Product in question is not supported by the results of the testing of the independent laboratory shall bear all costs and expenses of such testing. If the results of such testing by such independent laboratory are inconclusive, then (i) all costs and expenses of such testing shall be borne by the Parties in equal shares and (ii) the Parties shall share the Supply Price of such Clinical Testing Products and the freight, insurance and other shipping expenses, fees, duties, taxes and levies incurred by the Parties in connection therewith, and Cadence shall pay to BMS one-half of such Supply Price and other items within [***] ([***]) [***] after the receipt of such inconclusive results; and (iii) BMS shall promptly replace any such Clinical Testing Products and deliver FCA in accordance with Section 3.4 replacement conforming Clinical Testing Products (even if such replacement entails shipping Clinical Testing Products subsequent to the Supply Term), which shall be purchased and paid for by Cadence in accordance with Article 2 and Section 3.5 of this Agreement.
     (c) Cadence shall, as requested by BMS in its sole discretion: (i) return promptly to BMS at BMS’s expense all properly rejected Clinical Testing Products or (ii) destroy such non-conforming Clinical Testing Products in accordance with FDA guidelines or send such non-conforming Clinical Testing Products to a destruction facility of BMS’s choice for destruction at BMS’s expense. Cadence shall not be required to pay BMS for any Clinical Testing Product that has been properly rejected, and BMS shall reimburse or credit Cadence for the freight, insurance and other shipping expenses, fees, duties, taxes and levies for any shipment of Clinical Testing Products that is properly rejected. BMS shall promptly replace any properly rejected Clinical Testing Products and supply to Cadence conforming Clinical Testing Products (even if such replacement entails shipping Clinical Testing Products subsequent to the Supply Term). Cadence shall pay the Supply Price and all shipping costs (which shall include the cost of returning the Clinical Testing Products to BMS and reshipping such Clinical Testing Products to Cadence or its designee) for any Clinical Testing Products improperly rejected.
     3.7 Obsolescence Charge. To the extent that BMS purchases inventories of raw materials, components or other supplies to meet Cadence’s Forecast, Cadence shall reimburse BMS for any such inventories that were purchased but unused and cannot reasonably be used by BMS.

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     3.8 Quality Control. Not later than [***] ([***]) [***] after the Execution Date, BMS (and/or one of its Affiliates) and Cadence shall enter into a quality agreement (the “Quality Agreement”) containing quality terms consistent with Applicable Law and such other terms as are mutually satisfactory to the Parties and not inconsistent with this Agreement. When the Quality Agreement is finalized and executed, a copy of the definitive Quality Agreement shall be attached hereto as Exhibit C to this Agreement. In the event of any conflict between the terms of this Agreement and the Quality Agreement, the terms of the Quality Agreement shall control.
     3.9 Change of Supplier or Facility. BMS may in its sole discretion upon [***] ([***]) [***] written notice to Cadence change the manufacturing facility used in the manufacturing of the Clinical Testing Products (the “Facility” ).
     3.10 Recalls. Each Party shall notify the other by telephone within [***] ([***]) [***] after receiving any information, request or directive giving rise to a good faith belief that a recall of any Clinical Testing Product is required under Applicable Law or is otherwise necessary to avoid risk of injury or liability. In the event that a Drug Regulatory Authority in the Territory issues or requests a recall or takes similar action in connection with the Clinical Testing Products, or in the event that either Party in good faith, believes that a recall is required under Applicable Law or is otherwise necessary to avoid risk of injury or liability, it may initiate a recall by providing written notice thereof to the other Party specifying in reasonable detail, the nature of the recall and the affected products. Within [***] ([***]) Business Days following such written notification (or sooner if exigent circumstances exist or otherwise are required in order to comply with Applicable Law), the Parties shall discuss the circumstances giving rise to such notification and the content of such notification, and, if so required, the timing and breadth of the recall, the customers to which the recall shall extend, the strategies and notifications to be used, and other related issues. BMS and Cadence each shall maintain such traceability records as are sufficient and as may be necessary to permit a recall, product withdrawal or field correction of any Clinical Testing Product. Each Party shall provide full cooperation and assistance to the other Party in connection with any recall as may be reasonably requested by the other Party. In the event that the Parties cannot agree on any such decision regarding the manner of a recall and such recall relates solely to a failure of BMS and its Affiliates to manufacture the Clinical Testing Product in accordance with Applicable Law or the Specifications, the issue shall be resolved by BMS in good faith. In the event that the Parties cannot agree on any such decision regarding the manner of a recall and such recall relates to a matter other than a failure of BMS and its Affiliates to manufacture the Clinical Testing Product in accordance with Applicable Law or the Specifications, the issue shall be resolved by Cadence in good faith. Cadence shall be responsible for collecting and shipping any recalled Clinical Testing Product to a location determined by BMS. BMS shall be responsible for disposing of any recalled Clinical Testing Product in accordance with Applicable Law. The costs of the recall (including all costs of collecting, shipping and disposing of the recalled Clinical Testing Product) shall be borne by Cadence, except that such costs shall be borne by BMS to the extent it results from a breach of any of BMS’s representations, warranties or covenants under this Agreement.

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     3.11 Representations, Warranties and Covenants.
     (a) BMS represents, warrants and covenants that the Clinical Testing Products when delivered FCA at the designated port of departure (Incoterms 2000) in accordance with Section 3.4 shall (i) conform to the Specifications; (ii) be manufactured, packaged, tested, stored and handled by it and its Affiliates in compliance with the Specifications, the Quality Agreement, cGMP and any Applicable Laws; and (iii) at the time of that BMS places the Clinical Testing Products at the disposal of Cadence’s carrier, not be adulterated or misbranded within the meaning of the FDCA. Notwithstanding the foregoing, BMS does not represent, warrant or covenant against any Clinical Testing Product becoming adulterated or misbranded within the meaning of the FDCA or ceasing to conform to the Specifications as a result of an act or omission or damage caused by Cadence or any Third Party (including any carrier of Cadence) after placement of the Clinical Testing Products at the disposal of Cadence’s carrier pursuant to Section 3.4. BMS represents, warrants and covenants that BMS or its Affiliate shall transfer to Cadence good and marketable title to the Clinical Testing Products free from any and all liens, mortgages or encumbrances of any kind created by BMS and its Affiliates and its and their suppliers and creditors.
     (b) BMS represents, warrants and covenants that it and its Affiliates hold and will continue to hold during the Supply Term sufficient rights in all manufacturing processes and Technology necessary for the manufacture and supply of the Clinical Testing Products.
     (c) BMS represents, warrants and covenants that as of the date hereof it has not received written notice of any pending or threatened Claim that would interfere with BMS’s performance under this Agreement or that materially and adversely affects the rights and interests of Cadence hereunder.
     (d) Each Party represents, warrants and covenants that the execution and delivery of this Agreement and the performance of its obligations hereunder: (i) has been authorized to enter into this Agreement by all necessary corporate action on the part of it and its shareholders, (ii) does not conflict with or violate any requirement of Applicable Law or any of its charter documents and (iii) does not conflict with, violate or breach or constitute a default or require any consent (which has not been obtained) under, any contractual obligation, license or court or administrative order by which it is bound.
     (e) EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 3.11, NEITHER BMS NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WRITTEN OR ORAL, STATUTORY OR OTHERWISE WITH RESPECT TO THE CLINICAL TESTING PRODUCTS (WHETHER USED ALONE OR IN COMBINATION WITH OTHER SUBSTANCES) OR ANY MANUFACTURING PROCESS USED TO MANUFACTURE ANY CLINICAL TESTING PRODUCTS, INCLUDING WITHOUT LIMITATION (i) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (ii) ANY IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE IN THE TRADE; (iii) ANY WARRANTIES OF DESIGN OR DESCRIPTION OR ANY WARRANTY OTHERWISE CREATED BY ANY AFFIRMATION OF FACT OR

PROMISE OR SAMPLE OR MODEL; AND ALL SUCH REPRESENTATIONS AND WARRANTIES WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARE HEREBY DISCLAIMED.
     3.12 Force Majeure. No Party shall be considered to be in breach of, nor shall any Party be liable for any failure to perform its obligations under, this Agreement (other than obligations to make payments of money) by reason of Force Majeure. A Party affected by Force Majeure shall give the other Party prompt notice of any interruption of performance on account of Force Majeure, and of the resumption of such performance, and shall keep the other Party informed on a current basis as to the steps being taken to remove, and the anticipated time of removal of, the circumstances resulting in such Force Majeure. The time for performance of any obligation hereunder that is affected by Force Majeure shall be extended by the actual time of delay caused by such Force Majeure, provided that the Party affected by such Force Majeure uses commercially reasonable efforts to mitigate any such delay. Notwithstanding the foregoing, nothing in this Section 3.12 shall excuse or suspend the obligation to make any payment due under this Agreement in the manner and at the time provided herein.
ARTICLE 4
REGULATORY MATTERS
     4.1 Record Retention. Any books and records relating to the receipt, manufacture, storage, handling or testing of any Clinical Testing Product shall be maintained under this Agreement by a Party or its Affiliates in accordance with Applicable Law.
     4.2 Regulatory Matters. At all times during the Term, BMS shall maintain the production facility, equipment and processes (including, without limitation, the process used in producing the Clinical Testing Products and in performing BMS’s other obligations under this Agreement in compliance with all Applicable Laws (including, without limitation, cGMP, the FDA and, to the extent applicable, the EMEA guidelines, employment and labor law requirements, electrical, fire and safety at work codes and regulations and guidelines issued by any applicable Drug Regulatory Authorities in the Territory. BMS shall make available for inspection, upon the request of Cadence, all documentation relating to such compliance. Upon reasonable prior notice and subject to BMS’s customary rules and restrictions with respect to site visits by non-BMS personnel, BMS shall permit representatives of Cadence to conduct inspections at all Facilities utilized by BMS and its Affiliates hereunder, pursuant to the Quality Agreement, to confirm such compliance; provided that such inspections may not be made more than once in any twelve-month period (not including Cadence’s initial visit to the Facility, to be made prior to February 28, 2006) and each such inspection shall be limited to no more than [***] ([***]) [***]; provided, further, that if material corrective measure are necessary, Cadence may conduct an additional inspection to verify the implementation of such corrective measures, which additional inspection shall be limited to [***] ([***]) [***]. BMS shall promptly provide to Cadence copies of all material communications received from and sent to any Drug Regulatory Authority which relate solely to the Clinical Testing Products and which is reasonably likely to cause BMS to be unable to make timely delivery of Clinical Testing Products in accordance with this

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Agreement. BMS shall consult with Cadence regarding its response to any such communication from a Drug Regulatory Authority. Cadence understands and agrees that any inspection, other than inspections to verify corrective measures, will be charged against the time allocated for tech transfer pursuant to Section 2.12 of the IV APAP Agreement. Cadence’s initial preparatory tour of BMS’s Facility, which shall take place prior to February 28, 2006, and shall last not more than one (1) Business Day, shall not be charged against such time allocated for tech transfer and shall not be counted as Cadence’s annual visit.
ARTICLE 5
CONFIDENTIALITY
     5.1 Confidentiality. Any Confidential Information of the Parties exchanged hereunder shall be governed by, and shall be maintained in confidence pursuant to, the confidentiality provisions set forth in Section 5.2 and Section 5.3 of the IV APAP Agreement.
ARTICLE 6
INDEMNIFICATION
     6.1 By BMS. BMS shall indemnify, defend and hold harmless Cadence, its Affiliates and its and their employees, subcontractors, agents, officers and directors (each a “Cadence Party” ) from and against all losses, liabilities, damages, fees (including, until such time as BMS assumes control of a given Claim, reasonable attorneys’ fees and costs of litigation pertaining to such Claim), and expenses paid or payable by a Cadence Party to a Third Party that result from or arise out of any Claim against a Cadence Party to the extent such Claim or any losses, liabilities, damages or fees, cost and expenses in connection therewith is alleged to be or is in fact caused by, or is alleged to or in fact arises from or is based on the breach of any warranty of BMS contained in Section 3.11 or any material breach of BMS’s covenants contained elsewhere in this Agreement; provided, however, that BMS shall not be obligated to indemnify a Cadence Party under this Agreement for any losses, liabilities, damages, fees or expenses incurred by such Cadence Party to the extent attributable to (i) any breach of this Agreement or the Quality Agreement by Cadence or a Cadence Party or (ii) negligence, gross negligence or willful misconduct on the part of Cadence or a Cadence Party.
     6.2 By Cadence. Cadence shall indemnify, defend and hold harmless BMS, its Affiliates and its and their employees, subcontractors, agents, officers and directors (each, a “BMS Party”), from and against all losses, liabilities, damages, fees (including, until such time as Cadence assumes control of a given Claim, reasonable attorneys’ fees and costs of litigation pertaining to such Claim), and expenses paid or payable by a BMS Party to a Third Party that result from or arise out of any Claim against a BMS Party to the extent such Claim or any losses, liabilities, damages or fees, cost and expenses in connection therewith is alleged to be or is in fact caused by, or is alleged to or in fact arises from or is based on (i) infringement of a Third Party’s intellectual property in connection with the use or sale of the Clinical Testing Products or

(ii) any handling, storage, consumption, administration, injection, infusion, ingestion or other use or misuse of or exposure to the Clinical Testing Products after the placement thereof at the disposal of Cadence’s carrier at the designated port of departure, except to the extent that the Claim or any losses, liabilities, damages or fees, cost and expenses in connection therewith results from or arises out of (A) a failure of the Clinical Testing Products to conform to the Specifications when placed at the disposal of Cadence’s carrier in accordance with Section 3.4; (B) any breach of this Agreement or the Quality Agreement by BMS; (C) the negligence, gross negligence or willful misconduct on the part of BMS; or (D) any other matter for which BMS is expressly obligated to indemnify Cadence pursuant to Section 6.1. Cadence shall be solely responsible for any handling, storage, consumption, administration, injection, infusion, ingestion or other use or misuse of or exposure to, the Clinical Testing Products after placement at the disposal of Cadence’s carrier, except as provided in the immediately preceding sentence.
     6.3 Conditions to Indemnification. A Party seeking indemnification under this Article 6 (the “Indemnified Party”) shall give prompt notice of the Claim to the other Party (the “Indemnifying Party”) and, provided that the Indemnifying Party is not contesting the indemnity obligation, shall permit the Indemnifying Party to control and assume the defense of any litigation relating to such Claim and disposition of any such Claim unless the Indemnifying Party is also a party (or likely to be named a party) to the proceeding in which such Claim is made and the Indemnified Party gives notice to the Indemnifying Party that it may have defenses to such Claim or proceeding that are in conflict with the interests of the Indemnifying Party, in which case the Indemnifying Party shall not be so entitled to assume the defense of the case. If the Indemnifying Party does assume the defense of any Claim or proceeding, it (i) shall act diligently and in good faith with respect to all matters relating to the settlement or disposition of any Claim as the settlement or disposition relates to Parties being indemnified under this Article 6, (ii) shall cause such defense to be conducted by counsel reasonably acceptable to the Indemnified Party, or (iii) shall not settle or otherwise resolve any Claim without prior notice to the Indemnified Party and the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) if such settlement involves anything other than the payment of money by the Indemnifying Party. The Indemnified Party shall cooperate with the Indemnifying Party in its defense of any Claim for which the Indemnifying Party has assumed the defense in accordance with this Section 6.3, and shall have the right (at its own expense) to be present in person or through counsel at all legal proceedings giving rise to the right of indemnification.
     6.4 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES OR SUBCONTRACTORS) BE LIABLE TO THE OTHER PARTY FOR, NOR SHALL ANY INDEMNIFIED PARTY HAVE THE RIGHT TO RECOVER, ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR DAMAGES FOR LOST OPPORTUNITIES), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE (WHETHER IN ANY CLAIM FOR INDEMNIFICATION PURSUANT TO THIS ARTICLE 6 OR OTHERWISE), ARISING (x) OUT OF THE MANUFACTURE, USE OR SALE OF ANY CLINICAL TESTING PRODUCT SOLD HEREUNDER OR (y) OUT OF ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT OR (z) ANY REPRESENTATION OR WARRANTY CONTAINED IN OR MADE PURSUANT TO THIS AGREEMENT, EXCEPT THAT SUCH LIMITATION SHALL

NOT APPLY TO PUNITIVE OR CONSEQUENTIAL DAMAGES PAID OR PAYABLE TO A THIRD PARTY BY AN INDEMNIFIED PARTY FOR WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.
ARTICLE 7
DISPUTE RESOLUTION
     7.1 Arbitration. Except as otherwise provided in this Agreement, any dispute, difference or question arising between the Parties or any of their Affiliates or Indemnified Parties in connection with this Agreement or the Quality Agreement, the formation, interpretation, construction thereof or the rights, duties or liabilities of any Party or any of its Affiliates (a “Dispute”) shall be resolved by binding arbitration in accordance with this Section 7.1. Any Party or any such Affiliate or Indemnified Party may require resolution of any such Dispute by arbitration hereunder by sending a written notice to the other Party demanding arbitration of the Dispute (the “Demand”). In that event, the Dispute shall be finally resolved by arbitration in accordance with the United States Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association. The venue for the arbitration shall be New York, New York. The arbitration shall be conducted in the English language before a panel of three (3) arbitrators. Each Party shall name one arbitrator, and the two so named shall name the third arbitrator, who shall act as chairman. If the two party arbitrators cannot agree on a third arbitrator within thirty (30) days after the Demand, then at the request of either Party the President of the Association of the Bar of the City of New York shall appoint the third arbitrator. The arbitrators shall promptly meet, fix the time, date and place of the hearing and notify the Parties. All documents, exhibits, testimony or other information that is not in the English language shall be translated into the English language at the expense of the Party proffering the evidence requiring translation. The decision of the arbitrators may (depending on the equities of the case) include an award of legal fees, costs of arbitration and interest. The panel of arbitrators shall promptly transmit an executed copy of its decision to the Parties. The decision of the arbitrators shall be final, binding and conclusive upon the Parties. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each Party retains the right to seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that Party as permitted by Section 9.3 hereof pending the establishment of the arbitrators’ determination of the merits of the controversy, and any such action shall not be deemed incompatible with this Agreement to arbitrate or a waiver of the right to arbitration. The obligations of the Parties under this Section are specifically enforceable and shall survive any termination of this Agreement. Unless the decision of the arbitrators provides otherwise, the Parties shall bear their own costs in preparing for the arbitration and the costs of the arbitrators shall be equally divided between the Parties.

ARTICLE 8
TERM; TERMINATION
     8.1 Term; Termination. (a) This Agreement shall commence on the Effective Date and shall continue for the Supply Term and until BMS has supplied in accordance with this Agreement all the Clinical Testing Products ordered by Cadence pursuant to Firm Orders prior to the end of the Supply Term that BMS is obligated to supply under this Agreement unless earlier terminated as provided below. This Agreement shall terminate upon the occurrence of any of the following events:
     (i) the written consent of each of BMS and Cadence to terminate this Agreement;
     (ii) Cadence’s permanent cessation of the Clinical Use of the Parenteral Acetaminophen Products in the Territory;
     (iii) the termination of the IV APAP Agreement; or
     (iv) the dissolution or termination of Cadence, other than in connection with or following an assignment of this Agreement in accordance with Section 9.7.
          (b) Either Party may, by written notice to the other Party, terminate this Agreement in the event of a material breach of this Agreement by the other Party, which remains uncured by such other Party for a period of sixty (60) days.
     8.2 Consequences of Termination. Termination of this Agreement pursuant to this Article 8 shall be without prejudice to any rights which shall have accrued to the benefit of any Party prior to such termination. Such termination shall not relieve any Party from its obligations which are expressly indicated to survive the termination of this Agreement. All of the Parties’ rights and obligations under the immediately proceeding sentence and under Sections 2.3, 3.6, 3.7, 3.10, 3.11 and 8.2 and Articles 4, 5, 6, 7and 9 hereof shall survive such termination for the applicable period. In the event of the termination or expiration of this Agreement (other than for an uncured material breach by BMS), Cadence will reimburse BMS and its Affiliates for the cost of any inventory of Placebos or the inventory of raw materials and supplies purchased by BMS for producing the Placebos to the extent (i) BMS or its Affiliates reasonably acquired and held such inventory consistent with Cadence’s Forecasts, (ii) BMS and its Affiliate that holds such inventory is unable reasonably to utilize such inventory for other customers or for itself or any other BMS Affiliate and (iii) BMS delivers such inventory to Cadence.
ARTICLE 9
MISCELLANEOUS
     9.1 Notices. All notices, consents, requests, demands and other communications required or permitted under this Agreement: (a) shall be in writing in the English language;

(b) shall be sent by messenger, a reliable express delivery service or facsimile (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and (c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a Business Day, on the first Business Day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger or express delivery service, or (ii) a receipt generated by the sender’s fax machine showing that such communication was sent to the appropriate number on a specified date, if sent by facsimile. All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any Party may inform the others by giving five Business Days’ prior notice:

If to Cadence:	With a copy to:

Cadence Pharmaceuticals, Inc.	Cadence Pharmaceuticals, Inc.
12730 High Bluff Drive, Suite 410	12730 High Bluff Drive, Suite 410
San Diego, CA 92130	San Diego, CA 92130
Attn: President & CEO	Attn: VP of Business Development
Fax No.: (858) 436-1401	Fax No.: (858) 436-1401

If to BMS:	With a copy to:

Lawrence Laboratories	Bristol-Myers Squibb Company
Unit 12 Distribution Centre	1 Squibb Drive
Shannon Industrial Estate	New Brunswick, NJ
County Clare	Attn: Senior Counsel Technical Operations
Ireland	Fax No.: 732-227-3874
Attn: General Manager
Fax No.: 011-35-3-61-47-1396

If to Parent:	With a copy to:

Bristol-Myers Squibb Company	Bristol-Myers Squibb Company
1 Squibb Drive	1 Squibb Drive
New Brunswick, NJ	New Brunswick, NJ
Attn: Director, Contract Manufacturing	Attn: Senior Counsel Technical Operations
Fax No.: 732-227-3960	Fax No.: 732-227-3874
     9.2 Governing Law. This Agreement is a contract under the laws of the State of New York and for all purposes shall be governed by, and construed and enforced in accordance with, the laws of said State, without giving effect to any conflict of law rules.

     9.3 Equitable Relief. The Parties acknowledge and agree that each would be irreparably damaged in the event that any provision of this Agreement is not performed by the other in accordance with its specific terms or is otherwise breached. Accordingly, it is agreed that each Party is entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and shall have the right to specifically enforce this Agreement and the terms and provisions hereof against the other without the posting of any bond or other security, in addition to any other remedy to which such aggrieved Party may be entitled at law or in equity; provided, however, that the powers of the arbitrators under Section 7.1 shall be limited to enforcing the obligations provided for in this Agreement as drafted.
     9.4 Headings. All titles or captions contained in this Agreement are for convenience of reference only and shall not limit or affect in any way the meaning or interpretation of this Agreement.
     9.5 No Third Party Beneficiaries. This Agreement shall be binding upon, and inure solely to the benefit of, the Parties and their permitted assigns, and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.
     9.6 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any Applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
     9.7 Assignment and Subcontracting. (a) Except as set forth below in this Section 9.7 neither this Agreement, nor any right, interest or obligation hereunder, may be assigned, pledged or otherwise transferred by any Party, whether by operation of law or otherwise, without the prior consent of the other Party, except that BMS may assign any of its rights or delegate any of its obligations hereunder to any of its Affiliates, provided, that BMS shall provide Cadence with written notice of any such assignment or delegation. Cadence acknowledges that BMS will delegate the manufacturing of the Clinical Testing Products to its Affiliate, Bristol-Myers Squibb S.R.L., in Italy and that delegation to such Affiliate shall not require any further notice to Cadence.
     (b) Either Party may assign or transfer all of its rights and obligations hereunder without the prior consent of the other Party to a successor in interest by reason of merger, consolidation or sale of substantially all of the assets of the assigning Party (and so long as such assignment or transfer includes, without limitation, all Approvals, all manufacturing assets relating to the IV APAP Agreement, and all rights and obligations under the IV APAP Agreement); provided, that such successor in interest shall have agreed prior to such assignment or transfer to be bound by the terms of this Agreement in a writing provided to the other Party.

     (c) BMS may subcontract any or all of its obligations under this Agreement to a Third Party, with the prior written consent of Cadence, which shall not be unreasonably withheld, delayed, or conditioned.
     (d) Not withstanding anything to the contrary herein, any assignment, delegation or subcontracting by a Party of any of its rights or obligations under this Agreement shall not relieve such Party from any of its obligations hereunder.
     (e) Any assignment or transfer in violation of the foregoing shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning non-transferring Party shall not be required to recognize, such assignment or transfer.
     (f) Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the Parties’ successors and permitted assigns.
     9.8 Consents. Any consent or approval to any act or matter required under this Agreement shall be in writing and shall apply only with respect to the particular act or matter to which such consent or approval is given, and shall not relieve any Party from the obligation to obtain the consent or approval, as applicable, wherever required under this Agreement to any other act or matter.
     9.9 Entire Agreement. This Agreement contains the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such subject matter.
     9.10 Exhibits. The Exhibits attached to this Agreement are an integral part hereof and all references to this Agreement include such Exhibits.
     9.11 Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless in a writing signed by all Parties referring specifically to this Agreement and stating the Parties’ intention to modify or amend the same. Any waiver of any term or condition of this Agreement shall be in a writing signed by the Party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other provision hereof.
     9.12 No Partnership or Joint Venture. This Agreement is not intended to create, and nothing contained herein shall be construed to create, an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation or liability on or with regard to the other Party. Each Party shall be severally responsible for its own covenants, obligations and liabilities as herein provided. No Party shall be under the control of, or shall be deemed to control any other Party; no Party is the legal representative, agent, joint venturer or employee of the other Party with respect to this Agreement for any purpose whatsoever; no Party shall have the right or power to bind the other Party; and no Party has the right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of any other Party, whether express or implied, or to bind any other Party in any respect whatsoever.

The provisions of this Agreement are intended only for the regulation of relations between the Parties.
     9.13 Absence of Presumption. With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the Parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the Parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which Party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.
     9.14 Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, and by each of the Parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.
     9.15 Guarantee. In consideration for Cadence entering into this Agreement and for other good and valuable consideration the sufficiency of which is hereby acknowledged, Parent hereby absolutely and unconditionally guarantees to Cadence the timely performance of each and all of the obligations (including, without limitation, any obligation to make payments under this Agreement) of BMS (or any of its permitted assignees), subject to the terms and conditions of this Agreement. Parent agrees that its guarantee is a continuing obligation which shall not be terminated unless and until all of the obligations hereunder of BMS (or any of its permitted assignees) are fully performed and that Cadence may enforce this guarantee without exhausting any and all remedies available against BMS (or any of its permitted assignees).

SIGNATURE PAGE TO CLINICAL SUPPLY AGREEMENT
          IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

LAWRENCE LABORATORIES
By:	/s/ Barry Sexton
	Name:	Barry Sexton
	Title:	General Manager

CADENCE PHARMACEUTICALS, INC.
By:	/s/ Theodore R. Schroeder
	Name:	Theodore R. Schroeder
	Title:	President and CEO

And with respect to Section 9.15 only: BRISTOL-MYERS SQUIBB COMPANY
By:	/s/ Bernard F. Leclere
	Name:	Bernard F. Lecler
	Title:	VP Supply Chain

EXHIBIT A
SPECIFICATIONS
Specifications for Parenteral Acetaminophen Products
The Specifications are the same as those for BMS’s currently marketed product, which are set forth below, except that the Specifications for the Clinical Testing Products do not include a trade name. The Clinical Testing Products will be provided in vials in bulk, without commercial or clinical labeling.

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EXHIBIT B
INITIAL FORECAST
For the first [***] period after the Effective Date:
     [***] (at minimum batch size) of Parenteral Acetaminophen Product
     [***] (at minimum batch size) of Placebo
in each case to be placed at the disposal of Cadence’s carrier not later than the later of (i) [***] ([***]) [***] after the Effective Date or (ii) [***] ([***]) months after the execution of the Quality Agreement.

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EXHIBIT C
QUALITY AGREEMENT

Bristol-Myers Squibb Company
Cadence Pharmaceuticals
QUALITY AGREEMENT — Intravenous Acetaminophen
Parties to this Agreement:

Cadence Pharmaceuticals (the Contracting Company)	-	Company A
Bristol-Myers Squibb Srl, BMS Anagni (the Contract Acceptor)	-	Company B
1. GUIDING PRINCIPLES
This quality agreement (written in accordance with the principles defined in Chapter 7 of the EU/PIC Guide to Good Manufacturing Practice and the US Food and Drug Administration regulations 21 CFR part 211) specifies the relationship between the quality organizations of Cadence Pharmaceuticals and Bristol-Myers Squibb Srl BMS Anagni, for the Products listed in Appendix A. These Products are manufactured and/or packaged and QC tested by BMS Anagni Company B (hereafter referred to as BMS Anagni) and released and used for clinical trials by Cadence Pharmaceuticals Company A (hereafter referred to as Cadence).
The abbreviation “BMS Anagni” is used throughout the remainder of this document to refer to “Bristol-Myers Squibb Srl located in Anagni, Italy” represented by its affiliates or agents who are signatories to this document. The abbreviation “BMS” refers to Bristol-Myers Squibb Company.
Quality contacts are listed in Appendix B.
A glossary of terms used in this document is shown in Appendix C.
2. PRIMARY RESPONSIBILITIES
2.1	The Cadence Pharmaceuticals Pharmaceutical Development and Quality Assurance Departments have the responsibility to provide sufficient information to BMS Anagni to ensure that Products can be manufactured, packaged and tested in accordance with cGMPs, the Product specifications and Cadence requirements. The governing document for these requirements shall be the US Investigational New Application (IND) number 58,362 which has been transferred from BMS to Cadence Pharmaceuticals. Cadence will provide the manufacturing, specification and quality sections of IND 58,362 directly to BMS Anagni with a letter authorizing the use of these documents as the governing compliance document. The letter will be sent from the Vice President of Regulatory Affairs and Quality Assurance at Cadence within 30 days of receipt of the full IND from BMS. All manufacturing procedures, QC testing and release specifications shall be in conformance with this IND application.

2.2	Lawerence Laboratories, a Bristol-Myers Squibb Company wholly-owned subsidiary located in Shannon, Ireland, has the responsibility to purchase and to ship to BMS Anagni, the API, acetaminophen.

2.2	BMS Anagni has the responsibility to purchase, test and release material, perform sampling, maintain in-process controls and to ensure that the Products are manufactured, packaged, QC tested and released for shipment in compliance with cGMPs and the Product registrations. Anagni has also the responsibility to, test and release the API sent by Lawrence Laboratories

2.3	Final certification and release of the bulk packaged Product to Cadence is the responsibility of a BMS Anagni Qualified Person who will ensure that the Products have been manufactured, packaged, and QC tested and in compliance with cGMPs and the IND application requirements.

2.4	Final certification and release of the final labeled Product to clinical sites is the responsibility of a Cadence Authorized Person who will ensure that the Products have been handled, labelled and released to clinical sites in compliance with cGMPs and the IND application requirements.

2.5	Changes to the manufacturing process, QC testing, release specifications or stability testing requirements as outlined in IND 58,362 shall be approved by Cadence Quality Assurance and Pharmacetical Development groups prior to implementation for any clinical batch of Product intended for use by Cadence in clinical trials.

2.6	A summary of responsibilities is included in Appendix D.
3. CHANGE CONTROL
All changes will be completed in accordance with standard BMS Anagni procedures. This will ensure that all the parties to this agreement are notified and their approval obtained, as required, prior to the execution of the change. A change is defined as any alteration from the process, QC testing, Specifications or other cGMP requirements outlined in IND 58,362. These changes require approval by Cadence Quality Assurance and Pharmaceutical Development prior to implementation.
4. MATERIAL RELEASE PROCEDURES
4.1	Starting Materials

API is supplied by Laurence Labs to BMS Anagni. BMS Anagni is responsible for inspecting and testing starting materials according to approved in-house procedures and technical specifications, which are in compliance with IND 58,362.

4.2	Bulk Product / Bulk Nested Product / Finished Product

4.2.1	Product testing, batch record review and batch release of Product will be performed by BMS Anagni to ensure the Product meets specification listed in Attachment E, and was manufactured in compliance with cGMPs, the Product IND 58,362 and other BMS, Anagi or Cadence requirements.

4.2.2	For each batch of Product, BMS Anagni will send Cadence a Certificate of Analysis, a copy of the Product Batch Record, a copy of all deviation reports and conclusions, a copy of any out-of-specification reports and conclusions, other investigations conducted as a result of deviations from production requirements and a Certificate of Conformance/Manufacture (CoC/M). The CoC/M will include a statement that the batch has been manufactured and packaged according to the master production documents in compliance with cGMPs and IND 58,362 and that any deviations have been investigated as per BMS Anagni Standard Operating Procedures. In addition, it will include the following information:
•	Product name, lot number, date of manufacture and expiry date (bulk nested Products/Finished Products only)

•	Total quantity of bulk Product released (Number of units)

•	Notification if and when the batch was reprocessed or reworked using a validated procedure

•	Signature of BMS Anagni Product Release Authority
4.3	Final certification and release of Product to clinical sites will be the responsibility of Cadence Quality Assurance, who will act in accordance with applicable regulations and filings.
5. BATCH RECORD RETENTION
5.1	Originals of all batch and laboratory documentation (including raw data) will be retained by BMS Anagni according to regulatory and BMS Anagni requirements.

5.2	BMS Anagni will provide a copy of the complete batch documents to Cadence Quality Assurance.
6. RETAIN SAMPLES
This requirement applies to bulk nested Product or Finished Product only. Bulk nested Products are indicated by the abbreviation (BN) in Appendix A; Finished Products are indicated by (FP) and bulk Product by (B).
BMS Anagni will ensure that retain samples of Product are kept under proper storage conditions, as required to comply with retain sample requirements and/or registration commitments. However, in no case should the number of retained samples be less than the amount needed to perform twice the necessary tests for Finished Product release, with the exception of sterility and bacterial endotoxin testing for which only one complete retest quantity need be retained. Testing of retain samples may be initiated with approval of Cadence Quality Assurance. Retain samples will be visually inspected on an annual basis as per cGMP and BMS Anagni, requirements. Any issues will be immediately notified to Cadence Quality Assurance.
7. STABILITY FOR FINISHED PRODUCT AND PLACEBO
This requirement applies to bulk nested Product and placebo or Finished Product and placebo only. Bulk nested Products are indicated by the abbreviation (BN) in Appendix A; Finished Products are indicated by (FP) and bulk Product by (B).

7.1	BMS Anagni will ensure the completion of appropriate stability studies on Products and placebo in their primary packaging containers according to the stability protocol outlined in IND 58,362, Attachment E, that will conform to current ICH and cGMP guidelines.

7.2	For each lot of Product or placebo, representative samples must be collected for stability testing according to the stability protocols. Stability to be performed on the clinical trial lots according to the approved stability protocols, Attachment E.

7.3	If a confirmed result indicates a Product or placebo lot has failed to remain within specifications, BMS Anagni is required to notify the Cadence Quality Assurance representatives immediately.

7.4	In all cases BMS Anagni must investigate any confirmed out-of-specification result and forward a copy of the completed investigation report within 30 days to Cadence Quality Assurance.
8. COMPLAINTS
8.1	Product complaint reports received by BMS Anagni from its customers will be handled in accordance with standard BMS Anagni policies and guidelines.

8.2	When requested, BMS Anagni will investigate all Product complaints and provide Cadence Quality Assurance with a written report within thirty (30) days after receipt of the complaint or complaint sample as appropriate.
9. RECALL
Recalls will be handled in accordance with applicable regulations and standard BMS Anagni guidelines. The designated group that manages Product recalls is responsible for making all Product recall decisions. Within certain jurisdictions, this group must include an Authorized Person from Cadence Quality Assurance.
10. ANNUAL PRODUCT REVIEW — Not Applicable
11. AUDITS
Audits of BMS Anagni will be performed by Cadence auditors prior to release of the first clinical production lot by Cadence (only one audit is anticipated) and audit reports will be available to the Anagni Quality group upon request.
12. VENDOR QUALIFICATION
This will be completed in accordance with appropriate Regulatory requirement and standard BMS Anagni policies and guidelines.

13. STORAGE
BMS Anagni will ensure that pharmaceutical Products (bulk Product, bulk nested Product or Finished Product) are stored within the Product label storage range defined in IND 58,362. Excursions in temperature and/or relative humidity (if applicable) during storage must be investigated. Any such excursion impacting on Product quality will be reported to the Authorized Person.
14. SUBCONTRACTING
Where BMS Anagni proposes to subcontract any services related to the Products supplied, BMS Anagni change control procedures will apply. Cadence Pharmaceutical Development and Quality Assurance shall be notified of any intention to subcontract manufacturing or testing activities to gain agreement prior to implementing any transfer activities.
15. MICROBIOLOGICAL MONITORING
BMS Anagni will maintain an appropriate microbiological monitoring program to ensure acceptable microbiological quality and compliance with applicable regulations.
16. TRAINING
Each person engaged in the manufacturing, processing, packaging, testing or holding of a drug Product shall have education, training, and experience, or any combination thereof, to enable that person to perform the assigned functions. Training shall be in the particular operations that the employee performs and in current applicable manufacturing regulations as they relate to the employee’s functions. Training in applicable manufacturing regulations shall be conducted by qualified individuals on a continuing basis and with sufficient frequency to assure that employees remain familiar with requirements applicable to them. This training must be documented in a training record for each employee.
17. QUALIFICATION & VALIDATION PROGRAMS
This will be completed in accordance with appropriate Regulatory expectations and standard BMS Anagni policies and guidelines.
18. COMPLIANCE WITH LOCAL REGULATIONS
BMS Anagni undertakes to obtain and maintain the appropriate authorisation to manufacture the Products. BMS Anagni shall inform the Cadence Quality Assurance person responsible about any change or withdrawal of such authorisation without undue delay.
19. SHIPPING PROTOCOL AND RESPONSIBILITIES FOR RECEIPT OF PRODUCT AND PLACEBO
Shipping and resolution of product defects shall be managed as specified in the Clinical Supply Agreement between Lawrence Laboratories and Cadence Pharmaceuticals, dated 21 February 2006.

Cadence shall evaluate the shipping protocols and any available data supplied by BMS for both the product and placebo to determine the suitability of this information to support the shipping of product by Cadence. If the BMS shipping data does not support the Cadence proposed shipping conditions and procedures, Cadence shall conduct a shipping study for the drug product and/or placebo to demonstrate the acceptability of the shipping conditions. The Cadence shipping protocol and study results shall be shared with BMS.
20. HISTORY SECTION

Version Number	Comment	Issue Date
1	First issue of the Quality Agreement between Cadence and BMS Anagni for Products listed in Appendix A	June 2006
Issue date: This is defined as the date the document received final signature

Cadence Approval:

Signed:

Richard E. Lowenthal, MSc,
Vice President Regulatory Affairs and Quality Assurance, Cadence Pharmaceuticals
Lawrence Laboratories:

Signed:

Gillian O’GHara
QA Director, Lawrence Labs
BMS Anagni Approval:

Signed:

Eugenio Cusimano
QC/QA Director & Qualified Person Bristol-Myers Squibb BMS Anagni

APPENDIX A:
Products:
Acetaminophen (Perfalgan) Injection [Active Product] (FP)
Acetaminophen (Perfalgan) Injection Placebo (FP)

(BN)	indicates this is a bulk nested Product

(B)	indicates this is a bulk Product

(FP)	indicates this is a Finished Product
APPENDIX B:
Cadence Quality Assurance
Quality Contacts — Richard E. Lowenthal, MSc

Phone:	858-335-1300
Fax:	858-436-1401
e-mail:	rlowenthal@cadencepharm.com
Cadence Pharmaceutical Development
Product Development Contact — William Craig, PhD

Phone:	858-354-0847
Fax:	858-436-1401
e-mail:	wcraig@cadencepharm.com
Bristol-Myers Squibb BMS Anagni
Quality Contact — Qualified Person
Eugenio Cusimano

QC/QA Director,

Phone:	++39 0775 762210
Fax:	++39 0775 762285
e-mail:	eugenio.cusimano@bms.com

APPENDIX C:
Glossary of Terms

Pharmaceutical Product	Any Product that may be defined as a Bulk Product or a Finished Product

Bulk Product	Any Product which has completed all processing stages up to, but not including, packaging in a primary container (e.g., blister, bottle).

Finished Product	Any Product that has completed all processing stages and is in its final pack for release to Cadence.

Authorized Person	The person or persons charged with final release of the batch for clinical studies outside of the European Union (EU).

Qualified Person	The person or persons charged with certification and batch release of medicinal Products within the European Union (EU) or European Economic Area (EEA).

cGMP	Current Good Manufacturing Practices for Pharmaceuticals as described in regulations promulgated by the FDA or equivalent regulatory agency in a foreign country or jurisdiction.

Governmental Authority
Any (i) national, state, provincial, local or any foreign or supranational government; (ii) governmental, regulatory or administrative authority, agency or commission; or (iii) any court, tribunal or judicial or arbitral body.

APPENDIX D:
Division of pharmaceutical responsibilities*

Contract Giver:	Cadence Pharmaceuticals, Inc.

Contract Acceptor	Bristol Myers Squibb, Anagni

	Contract Giver	Contract Acceptor

Agreement with the registration documents	☑	☑

Active ingredient(s):

Specification	☑	☑ Note 1
Supply/Procurement	☑	☑
Testing	☐	☑
Release	☑	☑

Excipients:

Specification	☐	☑ Note 1
Supply/Procurement	☐	☑
Testing	☐	☑
Release	☐	☑

Primary packaging: (Note 2)

Specification	☑	☑ Note 1
Supply/Procurement	☐	☑
Testing	☐	☑
Release	☐	☑

Secondary packaging (Note 3):

Specification	☑	☑ Note 1
Supply/Procurement	☐	☑
Testing	☐	☑
Release	☐	☑

Package leaflet: N/A

Specification	☐	☐
Clearance for printing/proof —reading	☐	☐
Supply/Procurement	☐	☐
Testing	☐	☐
Release	☐	☐

*	This list is not necessarily all inclusive and is intended only as a summary of the highlights contained within the body of the Quality Agreement.
Cont’d

Bulk product/bulk nested Product:

Manufacturing directions	☐	☑ Note 1
In-process control	☐	☑
Manufacture	☐	☑
Manufacturing record completion	☐	☑
Review of manufacturing documentation	☐	☑
Testing directions	☐	☑ Note 1
Quality control/test record	☐	☑
Release	☑	☑
Certificate of manufacture/conformance	☐	☑
Certificate of analysis	☐	☑
Release for dispatch	☐	☑
Assignment of batch number	☐	☑
Assignment of expiration date	☐	☑ Note 4
Retain Samples	☑	☑ see Section 6
Stability Testing	☑	☑ see Section 7
Transportation to Contract Giver	☐	☑
Review of manufacturer certificates	☑	☐

Authorized or Qualified Person release of Finished Product	☑	☐

Finished Product (Note 5)

Specification	☑	☐ Note 1
Packaging directions	☑	☐ Note 1
In-process control	☑	☐
Packaging	☑	☐
Packaging record completion	☑	☐
Review of packaging documentation	☑	☐
Testing directions	☑	☐ Note 1
Quality control/test record	☑	☑
Certificate of analysis	☑	☑
Certificate of manufacture/conformance	☐	☑
Assignment of batch number	☑	☐
Assignment of expiration date	☑	☐
Retain Samples	☑	☐
Stability Testing	☐	☐
Transportation to warehouse (compliance with GDP)	☐	☐
Review of manufacturer certificates	☑	☐
Authorized or Qualified Person release of Finished Product	☑	☐

Note 1:
This refers to documents prepared internally by BMS Anagni. Any such documentation must be in accordance with the appropriate Product registration. BMS Anagni is responsible for the bulk finished product and all requirements for release and documentation. Cadence is responsible for labeling of the product and final packaging to produce the clinical finished product.

Note 2:	This applies to bulk nested Product and Finished Product only — see Appendix A

Note 3:
This applies to Finished Product only — see Appendix A (Secondary packaging will occur at both BMS Anagni for shipment to the United States and also at a 3rd party clinical packaging site for shipment to clinical sites)

Note 4:	This applies to bulk nested Product only — see Appendix A
APPENDIX E:
     Testing Standards & Stability Protocols (attached)
[Note: Attached IND Stability Protocol as currently written]